Exhibit 99.1

Toby Berlin Vice President Programming Acquisitions

VIA FACSIMILE 303-527-2872

June 13, 2012

Marc Callipari

Chief Legal Officer

Colorado Satellite Broadcasting, Inc.

7007 Winchester Circle, Suite 200

Boulder, CO 80301

Re:           Extension of Affiliation Agreement

Dear Marc:

Reference is made to that certain Amended and Restated Affiliation Agreement for DTH Satellite Exhibition of Cable Network Programming dated as of June 15, 2010 between DIRECTV, LLC (successor in interest to DIRECTV, INC.) (“DIRECTV”) and COLORADO SATELLITE BROADCASTING, INC. (“Programmer”) (as amended, the “Affiliation Agreement”). All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

This letter shall memorialize our agreement to extend the Term of the Affiliation Agreement until August 14, 2012, and thereafter the Term shall be extended on a rolling thirty (30) day basis following the August 14, 2012 expiration thereof (i.e., the Term shall automatically extend for successive thirty day periods); provided that, and notwithstanding anything herein or in the Affiliation Agreement to the contrary, DIRECTV shall have the sole right to terminate the Affiliation Agreement upon at least thirty (30) days’s prior written notice to Programmer of its intention not to further extend the Term.

Please sign in the space provided below to confirm your agreement with the foregoing.

Very truly yours,

DIRECTV, LLC

/s/ Toby Berlin
Toby Berlin (EM)
Vice President

ACKNOWLEDGED AND AGREED TO:

COLORADO SATELLITE BROADCASTING, INC.

By:	/s/ Marc D Callipari
Name: Marc D Callipari
Title: Chief Legal Officer

2230 E. Imperial Hwy El Segundo, CA 90245 Phone: 310-964-4612 Fax: 310-535-5416 tberlin@directv.com